CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Amended Quarterly Report of Athena Silver Corporation, formerly Golden West Brewing Company, Inc., (the "Company") on Form 10-Q/A for the period ended September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Power, Chief Financial Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

_/s/ John C. Power_________

John C. Power, Chief Financial

   Officer, Principal Accounting Officer

August 9, 2010